CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 9, 2004, except for Note 8 and
Note 10, as to which the date is July 30, 2004, relating to the financial statements, which appear in First Industrial Realty Trust, Inc.'s Current Report on Form 8-K filed July 30, 2004. We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 9, 2004, except for Note 9 and Note 11, as to which the date is July 30, 2004, relating to the financial statements, which appear in First Industrial, L.P.'s Current Report on Form 8-K filed July 30, 2004. We also consent to the incorporation by reference of our reports dated March 9, 2004, relating to the financial statement schedules which appear in First Industrial Realty Trust, Inc.'s and First Industrial, L.P.'s respective Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the heading "Experts" in such Registration Statement.

                                      /s/ PricewaterhouseCoopers LLP

Chicago, Illinois
July 30, 2004